Exhibit 16

                               DAVIDSON & COMPANY
                              Chartered Accountants
                           1200 - 609 Granville Street
                         P.O. Box 10372, Pacific Centre
                             Vancouver, B.C., Canada
                                     V7Y 1G6
                     Phone (604) 687-0947 Fax (604) 687-6172


May 6, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K, dated May 6, 2003, of Olympic Resources Ltd. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

"Davidson & Company"

DAVIDSON & COMPANY
Chartered Accountants


cc: Olympic Resources Ltd.